UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 30, 2019 (September 28, 2019)

ASSERTIO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13111	94-3229046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S. Saunders Road, Suite 300, Lake Forest, IL 60045

(Address of Principal Executive Offices; Zip Code)

(224) 419-7106

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, $0.0001 par value	ASRT	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of David Wheadon to the Board of Directors

On September 28, 2019, the Board of Directors (the “Board”) of Assertio Therapeutics, Inc. (the “Company”) increased the size of the Board from eight to nine members, as permitted by the Company’s Bylaws, and appointed Dr. David Wheadon to the Board, to fill the vacancy created by the increase in the number of directors.

Dr. Wheadon, 62, recently retired as Senior Vice President, Global Regulatory Affairs, Patient Safety and Quality Assurance of AstraZeneca plc, a role he held from December 2014 to July 2019.  From May 2013 to December 2014, Dr. Wheadon served as Executive Vice President, Research and Advocacy at Juvenile Diabetes Research Foundation (JDRF).  From January 2009 to May 2013, Dr. Wheadon served as Senior Vice President, Scientific and Regulatory Affairs and as a member of the Management Committee of the Pharmaceutical Research and Manufacturers of America (PhRMA).  Prior to his joining PhRMA, Dr. Wheadon held senior regulatory and clinical development leader roles at Abbott Laboratories and GlaxoSmithKline plc.  Dr. Wheadon began his career as a clinical research physician in neuroscience at Eli Lilly & Company.  Throughout his career, Dr. Wheadon has been a global drug development and health policy innovator and leader.  The Board considered Dr. Wheadon’s experience and expertise within the following areas relevant to the Company and its business in concluding that he should serve on the Board: Corporate and Executive Management; Operational and Strategic Planning; Medical, Regulatory and Clinical Strategy; Government Affairs and Policy; and Healthcare Delivery.  Dr. Wheadon holds an A.B. from Harvard College and a M.D. from Johns Hopkins University School of Medicine.  Dr. Wheadon did his postgraduate training in Psychiatry at the Tufts, New England Medical Center.  Dr. Wheadon is a member of the American Academy of Pharmaceutical Physicians and the American Psychiatric Association.

In connection with his service on the Board, Dr. Wheadon is entitled to receive the compensation and equity awards applicable to all of the Company’s non-employee directors, as more particularly described in the Company’s Non-Employee Director Compensation and Grant Policy (the “Policy”), filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the Securities Exchange Commission on May 9, 2019.  In accordance with the Policy and in connection with his appointment to the Board, Dr. Wheadon received an automatic grant of restricted stock units having a value of $190,000 based on the Fair Market Value (as defined in the Company’s Amended and Restated 2014 Omnibus Incentive Plan) of the Company’s common stock as of the date of grant that vest in three equal installments on the first three anniversaries of Dr. Wheadon’s appointment.  Dr. Wheadon will also receive the cash compensation and annual equity awards payable to non-employee directors pursuant to the Policy.  The Company has also entered into its standard form of indemnification agreement with Dr. Wheadon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSERTIO THERAPEUTICS, INC.

Date: September 30, 2019	By:	/s/ Amar Murugan
Amar Murugan
Senior Vice President and General Counsel